As filed with the Securities and Exchange Commission on January 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSQUEHANNA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2201716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 North Cedar Street Lititz, Pennsylvania 17543 (717) 626-4721	William J. Reuter Chairman and Chief Executive Officer Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, Pennsylvania 17543 (717) 626-4721
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address and telephone number, including area code, of agent for service)

Copies to:

Lisa M. Cavage Senior Vice President, Secretary and Counsel Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, Pennsylvania 17543 (717) 626-4721	Joanne R. Soslow Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Debt Securities	(1)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Susquehanna Bancshares, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Susquehanna Bancshares, Inc. from time to time may offer and sell its securities in one or more classes or series. We may offer and sell these securities in amounts, at prices and on terms that we may determine at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities by any selling security holders.

We will provide the specific terms of the securities in supplements to this prospectus. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any, describing the method and terms of the applicable offering.

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

Our common stock trades on the Nasdaq Global Select Market under the trading symbol “SUSQ”. Any common stock that we sell pursuant to any supplement to this prospectus will be listed for quotation on the Nasdaq Global Select Market upon official notice of issuance.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this Prospectus.

You should read this prospectus and the applicable supplement, together with the documents incorporated by reference, carefully before you invest in our securities.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, referred to as the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2009.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information,” and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our periodic reports referred to in “Documents Incorporated by Reference” below and, if included in a prospectus supplement, under the caption “Risk Factors” in the prospectus supplement.

ABOUT THIS PROSPECTUS

All references in this prospectus to “Susquehanna,” “we,” “our,” and “us” refer to Susquehanna Bancshares, Inc. and its consolidated subsidiaries unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we and certain holders of our securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Susquehanna files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. You may read and copy this information at prescribed rates at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain additional information about the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is www.sec.gov.

The common stock of Susquehanna is traded on the Nasdaq Global Select Market and quoted under the symbol “SUSQ”. You can also inspect information about Susquehanna by visiting Nasdaq’s web site (www.nasdaq.com). Our web site is www.susquehanna.net. Information contained in our web site does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This enables us to disclose important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this prospectus, and the information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 1-33872.

•	Annual Report on Form 10-K, filed February 29, 2008, for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q, filed May 9, 2008, for the quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q, filed August 7, 2008, for the quarter ended June 30, 2008;

•	Quarterly Report on Form 10-Q, filed November 6, 2008, for the quarter end September 30, 2008;

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Current Reports on Form 8-K filed: January 10, 2008, February 19, 2008, March 4, 2008, March 10, 2008, June 5, 2008, September 5, 2008. September 29, 2008, October 15, 2008, November 19, 2008, November 24, 2008, December 12, 2008 and January 12, 2009;

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The consolidated statements of income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows of Community Banks, Inc. for the year ended December 31, 2006 as filed with the Current Report on Form 8-K filed November 6, 2007 and amended November 30, 2007; and

•	The description of Susquehanna’s common stock set forth in its Current Report on Form 8-K filed on February 19, 2008.

We also incorporate by reference into this prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes this statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC, through the SEC’s Internet web site at the address specified above. Documents incorporated by reference in this prospectus are available without charge, excluding all exhibits unless we have specifically incorporated an exhibit into this document by reference. You may obtain documents incorporated by reference in this document by requesting them by writing or telephoning us at:

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, Pennsylvania 17543

(717) 626-4721

Attention: Corporate Secretary

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

Certain statements in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus may be considered to be “forward-looking statements,” such as statements that include the words “expect,” “estimate,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “target,” “objective,” and similar expressions or variations on such expressions. In particular, certain documents incorporated by reference into this document may include forward-looking statements relating to: Susquehanna’s potential exposures to various types of market risks, such as interest rate risk and credit risk; whether Susquehanna’s allowance for loan and lease losses is adequate to meet probable loan and lease losses; the impact of a breach by Auto Lenders Liquidation Centers, Inc., a third-party residual value guarantor of our auto leasing subsidiary, on residual loss exposure; our ability to collect all amounts due under our outstanding synthetic collateralized debt obligations; the unlikelihood that more than 10% of the home equity line of credit loans in securitization transactions will convert from variable interest rates to fixed interest rates; expectations regarding the future performance of Hann, our auto leasing subsidiary; and our ability to achieve our financial goals. Such statements are subject to certain risks and uncertainties. For example, certain of the market risk disclosures are dependent on choices about essential model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus include, but are not limited to:

•	adverse changes in our loan and lease portfolios and the resulting credit-risk-related losses and expenses;

•	adverse changes in the automobile industry;

•	interest rate fluctuations which could increase our cost of funds or decrease our yield on earning assets and therefore reduce our net interest income;

•	continued levels of our loan and lease quality and origination volume;

•	the adequacy of loss reserves;

•	the loss of certain key officers, which could adversely impact our business;

•	continued relationships with major customers;

•	the ability to continue to grow our business internally and through acquisition and successful integration of bank and non-bank entities while controlling our costs;

•	adverse national and regional economic and business conditions;

•	compliance with laws and regulatory requirements of federal and state agencies;

•	competition from other financial institutions in originating loans, attracting deposits, and providing various financial services that may affect our profitability;

•	the ability to hedge certain risks economically;

•	our ability to effectively implement technology driven products and services;

•	changes in consumer confidence, spending and savings habits relative to the bank and non-bank financial services we provide;

•	greater reliance on wholesale funding because our loan growth has outpaced our deposit growth, and we have no current access to securitization markets;

•	our success in managing the risks involved in the foregoing; and

•

adverse changes in the economy generally and in particular, adverse changes relating to the risks set forth under Item 1A (“Risk Factors”) of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

In addition, forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Susquehanna. Any investor in Susquehanna should consider all risks and uncertainties disclosed in our SEC filings described in this prospectus under the heading “Documents Incorporated by Reference.” We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUSQUEHANNA BANCSHARES, INC.

Susquehanna is a financial holding company incorporated under Pennsylvania law in 1982. We provide a wide range of retail and commercial banking and financial services through our subsidiaries in the mid-Atlantic region. In addition to commercial banking, we operate a trust and investment company, two asset management companies (which provide investment advisory, asset and mutual fund management, brokerage and retirement planning services), a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company.

Bank Operations. Our commercial banking operations comprise an extensive branch network and maintain a strong market presence in our primary markets of Central and Southeastern Pennsylvania, Southern New Jersey, Maryland, and Northern West Virginia. They provide a wide-range of retail banking services, including checking, savings and club accounts, check cards, debit cards, money market accounts, certificates of deposit, individual retirement accounts, home equity lines of credit, residential mortgage loans, home improvement loans, automobile loans, personal loans and internet banking services. They also provide a wide-range of commercial banking services, including business checking accounts, cash management services, money market accounts, land acquisition and development loans, commercial loans, floor plan, equipment and working capital lines of credit, small business loans and internet banking services.

Non-bank Operations. Susquehanna Trust & Investment Company, Valley Forge Asset Management Corp. and Stratton Management Company, LLC operate primarily in the same market areas as our banking operations. The Addis Group, LLC operates primarily in southeastern Pennsylvania, southern New Jersey and northern Delaware. Boston Service Company, Inc. (which conducts business under the name “Hann Financial Service Corp.”) operates primarily in New Jersey, eastern Pennsylvania and southeastern New York. Susquehanna Commercial Finance, Inc. operates throughout the continental United States.

Our non-bank subsidiaries offer a variety of financial services to complement our core banking operations, broaden our customer base, and diversify our revenue sources. Susquehanna Trust & Investment Company, provides traditional trust and custodial services, and acts as administrator, executor, guardian and managing agent for individuals, businesses and non-profit entities. Valley Forge Asset Management Corp. offers investment advisory, asset management and brokerage services for institutional and high net worth individual clients, and directly and through a subsidiary, retirement planning services. Stratton Management Company, LLC offers mutual fund management, investment advisory, asset management and brokerage services for institutional and high net worth individual clients. The Addis Group, LLC provides commercial, personal property and casualty insurance, and risk management programs for medium and large sized companies. Boston Service Company, Inc. (t/a Hann Financial Service Corp.) provides comprehensive consumer vehicle financing services. Susquehanna Commercial Finance, Inc. provides comprehensive commercial leasing services.

Our executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, our telephone number is (717) 626-4721, and our web-site address is www.susquehanna.net.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were as follows for the nine months ended September 30, 2008 and 2007, and for each of the years in the five year period ended December 31, 2007:

	Nine Months Ended September 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Earnings to Fixed Charges:
Excluding interest on Deposits	2.13X	2.74X	2.55X	3.29X	3.20X	3.39X	3.34X
Including interest on Deposits	1.37X	1.40X	1.39X	1.58X	1.76X	1.90X	1.88X

For purposes of computing the above ratios, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

During the periods set forth above, Susquehanna did not have any preference securities outstanding.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the preferred stock, common stock, warrants, depositary shares, stock purchase contracts, stock purchase units and debt securities that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered, including the specific types, amounts, prices and detailed terms of any of these securities. Additionally, the summaries below are qualified in their entirety by reference to our Articles of Incorporation and By-laws. The terms of these securities may also be affected by the Business Corporation Law of the Commonwealth of Pennsylvania.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized common stock consists of two hundred million (200,000,000) shares of common stock, par value $2.00 per share. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and shall not have the right to cumulate their votes. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. As of the filing date of this Registration Statement, our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class being elected annually for a three-year term. On February 27, 2008, our Board of Directors amended and restated our By-laws in order to declassify the Board commencing with the election of directors at the annual meeting of shareholders in 2009. Commencing with that annual meeting, each director who does not have a continuing term (and each director for whom a continuing term has expired) will be elected and shall hold office until the annual meeting next succeeding his or her election and until his or her successor is elected and qualified. However, each director who is serving as a director immediately prior to the 2009 annual meeting will hold office until the expiration of the term for which he or she has been elected and qualified.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution. Upon the liquidation, dissolution or winding up of Susquehanna, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The holders of our common stock have no preemptive rights and no right to convert their stock into any other securities.

There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

American Stock Transfer & Trust Company serves as the registrar and transfer agent for our common stock. Our common stock trades on the Nasdaq Global Select Market under the trading symbol “SUSQ.”

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares of preferred stock, no par value. Of such number of shares of preferred stock, our board of directors has designated 300,000 shares as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” referred to in this prospectus as the Series A Preferred Stock, the terms of which are described under “Series A Preferred Stock” following this section.

We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors. Subject to limitations prescribed by law, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights that may be desired for any such series.

For any series of preferred stock that we may issue, our board of directors will determine, and for any such series that may be offered pursuant to this prospectus, the prospectus supplement relating to such series will describe:

•	The designation and number of shares of such series;

•

The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	Any provisions relating to convertibility or exchangeability of the shares of such series;

•	The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	The voting powers, if any, of the holders of shares of such series;

•	Any provisions relating to the redemption of the shares of such series;

•	Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

•	Any other relevant terms, preferences, limitations or restrictions.

Series A Preferred Stock

General

Under our Amended and Restated Articles of Incorporation, we have authority to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. Of such number of shares of preferred stock, 300,000 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock were issued to the United States Department of the Treasury, which we refer to as the UST, in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable on Shares of Series A Preferred Stock

The Series A Preferred Stock will pay cumulative compounding dividends quarterly in arrears of 5% per year until the fifth anniversary of the issuance of the Series A Preferred Stock, and 9% thereafter. The dividend payment dates will be February 15,

May 15, August 15 and November 15 beginning with the first dividend payment date to occur at least 20 calendar days after the issuance of the Series A Preferred Stock. The Series A Preferred Stock was issued to the UST on December 12, 2008. Accordingly, the first dividend payment date will be February 15, 2009.

Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to provisions of the Pennsylvania Business Corporation Law of 1988, as amended, which we refer to as the “BCL,” relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Susquehanna.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock, or as applicable, any other class or series of Susquehanna stock ranking junior to the Series A Preferred Stock, which we refer to as “junior stock,” unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

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purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

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purchases or other acquisitions by broker-dealer subsidiaries of Susquehanna solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock, as applicable, any class or series of Susquehanna stock that does not expressly rank junior or senior to the Series A Preferred Stock, which we refer to as “parity stock,” in the ordinary course of its business;

•

purchases or other acquisitions by broker-dealer subsidiaries of Susquehanna for resale pursuant to an offering by Susquehanna of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•

acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Susquehanna or a subsidiary of Susquehanna, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the UST, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the UST.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock will not be entitled to participate in any such dividend. However, prior to the earlier of December 12, 2011 and the date on which the Series A Preferred Stock has been redeemed in full or transferred by the UST, we must obtain the consent of the UST to declare or pay dividends on our common stock in an amount greater than our last quarterly cash dividend per share declared ($0.26 per share).

Redemption

The Series A Preferred Stock may not be redeemed prior to December 13, 2011 unless we have received aggregate gross proceeds from one or more Qualified Equity Offerings (as defined below) of at least $75,000,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “Qualified Equity Offering” is a sale and issuance for cash by us, to persons other than Susquehanna or its subsidiaries after December 12, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of Susquehanna at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified Equity Offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to November 12, 2008.

After December 12, 2011, the Series A Preferred Stock may be redeemed, in whole or in part, at any time and from time to time, subject to the approval of the Federal Reserve Board and subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per-share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of Susquehanna will be reduced by two. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Amended and Restated Articles of Incorporation, the vote or consent of the holders of at least 66  2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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any amendment or alteration of our Amended and Restated Articles of Incorporation, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Susquehanna;

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any amendment, alteration or repeal of any provision of our Amended and Restated Articles of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of Susquehanna with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if Susquehanna is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred or common stock or other securities. Warrants may be issued independently or together with debt securities or preferred or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of preferred or common stock purchasable upon the exercise of warrants to purchase preferred or common stock and the price at which such number of shares of stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred or common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred or common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred or common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

In this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Denominations, Registrations and Transfer.”

General

The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an “indenture” and collectively as the “indentures.” The trustee under each of the senior debt indenture and the subordinated debt indenture will be The Bank of New York Mellon Trust Company, N.A., New York, New York. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the forms of indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the trustee.

The following summary briefly describes the material provisions of the indentures and the debt securities, other than pricing and related terms, which will be disclosed for a particular issuance in the applicable prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to the applicable indenture. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Throughout the summary we have included parenthetical references to the indenture sections, which, except for subordination provisions addressed only in the subordinated debt, are the same in each document, to help you locate the provisions being discussed.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	whether the debt is senior or subordinated;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal income tax consequences relating to the offered securities, if material;

•	the dates on which premiums, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing of the debt securities on a securities exchange; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. (Section 3.02) As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form.

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our “senior indebtedness” (both secured and unsecured). (Section 15.01)

In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. (Section 15.04)

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. (Section 15.02)

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments. (Section 15.03) “Senior indebtedness” means:

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the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any senior debt security or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but “senior indebtedness” does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Merger and Sale of Assets

We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

•	transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

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we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;

•	immediately after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee. (Section 8.01)

Other Covenants

In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.

Modification of the Indentures

Under the indentures, we and the relevant trustee may amend the indentures, without the consent of any holder of the debt securities to:

•	evidence the succession of another obligor to the company and the assumption of the covenants in the indentures and in the debt securities by such successor;

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add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

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add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect or (ii) will become effective only when no such debt securities are outstanding;

•	secure the debt securities;

•	establish the form or terms of debt securities of any series as permitted in the indentures;

•	establish provisions with respect to conversion rights, if any;

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reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indentures;

•	permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;

•	appoint a successor trustee under either indenture;

•	cure ambiguities, defects or inconsistencies, provided that the amendment may not adversely affect the interests of holders of debt securities in any material respect;

•	conform any provisions of the indentures to the “Description of Debt Securities” contained in this prospectus or any similar provision in an applicable prospectus supplement; or

•	maintain the qualification of the indentures under the Trust Indenture Act. (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;

•	reduce the principal amount or interest rate on any debt security;

•	reduce the premium payable upon any redemption of the debt securities;

•	reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;

•	change the place of payment of, or type of currency for payment of, debt securities;

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impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;

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adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;

•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;

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modify any of the provisions in the applicable indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;

•	adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or

•	reduce or postpone any sinking fund. (Section 9.02)

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay interest on any debt security of such series for 30 days when due;

•	our failure to pay principal on any debt security of such series when due;

•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

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our failure to perform for 60 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities any other covenant in the relevant indenture other than a covenant (i) included in the relevant indenture solely for the benefit of a series of debt securities other than such series or (ii) expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee;

•	our failure to pay beyond any applicable grace period, or the acceleration (which is not rescinded or cured within 30 days of notice of acceleration) of, indebtedness in excess of $50,000,000; and

•	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary. (Section 5.01)

In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable prospectus supplement.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. (Section 5.02)

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series. (Sections 5.12 and 5.13) The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity. (Section 6.01)

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series. (Section 5.06)

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. (Section 5.07) In addition, these limitations also do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable. (Section 5.08)

Each trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.05)

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 10.05)

Defeasance

After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions described below, we may elect to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance and discharge”). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

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the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;

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our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, conversion for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). The released obligations include:

•	our obligations regarding delivery of reports to the trustee and holders of debt securities;

•	our obligations relating to a merger, consolidation or sale of all or substantially all of our assets; and

•	our obligation to present and keep in full force and effect our corporate existence.

Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events relating to these obligations, as well as the failure to deposit a sinking fund payment when due and the failure to pay or acceleration of indebtedness in excess of $50,000,000, as described above under “Events of Default,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient without reinvestment, in the written opinion of an nationally recognized firm of independent certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity. In addition:

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in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

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in the case of covenant defeasance and discharge, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

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no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance and discharge, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;

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the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;

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no event or condition may exist that, under the defeasance provisions of the indentures, would prevent us from making payments of principal, premium, if any, or interest on the applicable debt securities on the date of deposit or at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day; and

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we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with. (Article XIII)

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.13)

Concerning our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. also acts as the trustee for certain securities issued by us. We have and may continue to have banking and other business relationships with The Bank of New York Mellon Trust Company, N.A., or any subsequent trustee, in the ordinary course of business.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if

•	all outstanding depositary shares have been redeemed, or

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

CERTAIN PROVISIONS OF SUSQUEHANNA’S ARTICLES OF INCORPORATION,

BY-LAWS AND PENNSYLVANIA LAW

Our Articles of Incorporation and By-Laws

Board of Directors’ Evaluation of an Acquisition Transaction

Our articles of incorporation provide that the board of directors may oppose, recommend, or remain neutral with respect to an “acquisition transaction,” as defined below, on the basis of the board of directors’ evaluation of what is in the best interests of Susquehanna. When considering whether to oppose, recommend or remain neutral with respect to an acquisition transaction, the board of directors may evaluate any or all of the following:

•

the adequacy of the consideration being offered, not only in relation to the adequacy of the consideration being offered and the then current market price of Susquehanna’s securities, but also in relation to (a) the historical and present operating results or financial position of Susquehanna, (b) whether equal or more favorable consideration could be obtained currently or in the future in a freely negotiated transaction with another party, and (c) the future value of Susquehanna as a continuing independent entity;

•	the economic or social effects that the acquisition transaction might have on the employees, depositors, and customers of Susquehanna or its subsidiaries and the communities they serve;

•

the reputations and business practices of an offeror and its management and affiliates and whether they might affect the business of Susquehanna and its subsidiaries, the future value of Susquehanna’s securities and the employees, depositors, customers and the communities served by Susquehanna and its subsidiaries; and

•	any antitrust or other legal, administrative or regulatory difficulties that might be created by the acquisition transaction.

If the board of directors determines that an acquisition transaction should be opposed, it may take any lawful action to accomplish its purpose, including the following:

•	advising shareholders not to accept the offer;

•	litigation against the offeror;

•	filing complaints with governmental and regulatory authorities;

•	causing Susquehanna to acquire its own securities;

•	selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto;

•

making an acquisition of another entity that the board of directors believes in good faith to be in the best interest of Susquehanna and that also creates an antitrust or other regulatory problem for the offeror; and

•	seeking a more favorable offer from another individual or entity.

Under our articles of incorporation, the term “acquisition transaction” means any action, proposal, plan or attempt by any corporation or other business entity or any person or group to:

•	make any tender offer or exchange offer for any equity security of Susquehanna;

•	merge or consolidate Susquehanna, or any subsidiary of Susquehanna, with or into another corporation or entity;

•	purchase or otherwise acquire all or substantially all of the assets of Susquehanna or of any of its subsidiaries; or

•	any transaction or series of transactions similar in purpose, form or effect to any of the foregoing.

Votes Required to Approve Business Combinations

Our articles of incorporation include special voting requirements in connection with the approval of any business combination. A “business combination” includes any one or more of the following transactions:

•

any merger or consolidation of Susquehanna or any subsidiary with or into (i) a 20% shareholder, or (ii) any other corporation (whether or not itself a 20% shareholder) which is, or after such merger or consolidation would be, an affiliate of a 20% shareholder; or

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of related transactions) to or with any 20% shareholder of assets, whether of Susquehanna or any subsidiary or subsidiaries of Susquehanna, or any combination thereof, the aggregate value of which is equal to or greater than 10% of Susquehanna’s consolidated shareholders equity; or

•

the issuance or transfer by Susquehanna or by any subsidiary (in one transaction or in a series of related transactions) of any securities of Susquehanna or any subsidiary to any 20% shareholder or affiliate of a 20% shareholder in exchange for cash, securities or other property or any combination thereof, having an aggregate fair market value equal to or greater than 10% of Susquehanna’s consolidated shareholders equity; or

•

any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of Susquehanna with any of its subsidiaries or any similar transaction (whether or not with, into or otherwise involving a 20% shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Susquehanna or any subsidiary, which is directly or indirectly owned by any 20% shareholder or any affiliate of a 20% shareholder;

provided, however, no transaction described above will constitute a business combination if the board of directors has by resolution authorized or ratified the execution and delivery of a written agreement in principle, memorandum of understanding or letter of interest respecting such transaction prior to the time the 20% shareholder involved in such transaction acquired, directly or indirectly, more than 10% of the outstanding capital stock of Susquehanna which would be entitled to vote on such transaction.

Under the special voting provisions of our articles of incorporation, the following votes are required in connection with the approval of any business combination:

•	the affirmative vote of the holders of the outstanding capital stock of Susquehanna entitled to cast at least 85% of the votes which all shareholders are entitled to cast on the matter;

•	the affirmative vote of the holders of at least 75% of the votes which all shareholders are entitled to cast on the matter, if and only if all of the following conditions are satisfied:

(1) the ratio of (a) the aggregate amount of cash and the fair market value of all other consideration to be received in such business combination by Susquehanna, a subsidiary, or the holders of common stock, as the case may be, divided by the number of shares of common stock issued and outstanding immediately prior to the first public announcement relating to such business combination, to (b) the market price of the common stock per share immediately prior to the first public announcement relating to such business combination, is at least as great as the ratio of (c) the highest per-share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) which the 20% shareholder has paid for any shares of common stock acquired by it within the three-year period prior to the record date for determining shareholders entitled to vote on such business combination, to (d) the market price of the common stock immediately prior to the initial acquisition by the 20% shareholder of any common stock;

(2) the aggregate amount of the cash and fair market value of other consideration to be received in such business combination by Susquehanna, a subsidiary or the holders of common stock, as the case may be, divided by the number of shares of common stock issued and outstanding immediately prior to the first public announcement relating to such business combination, is not less than the highest per-share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the 20% shareholder for any block of common stock owned by it;

(3) the form of consideration to be received by holders of common stock in such business combination will be no less favorable than the consideration paid by the 20% shareholder in acquiring the largest block of common stock already owned by it;

(4) after the 20% shareholder has acquired ownership of not less than 20% of the then outstanding votes, referred to as a 20% interest, and prior to the consummation of the subject business combination:

(a) the 20% shareholder has taken all action necessary to ensure that Susquehanna’s board of directors included at all times representation by continuing director(s) proportionate to the ratio that the voting shares which from time to time are owned by persons who are neither 20% shareholders nor substantial shareholders, as defined below under “—Substantial Shareholder Status Implications,” bear to all voting shares outstanding at the respective times (with a continuing director to occupy any resulting fractional board position);

(b) the 20% shareholder has not acquired any newly issued shares of stock, directly or indirectly, from Susquehanna (except upon conversion of convertible securities acquired by it prior to obtaining a 20% interest or as a result of a pro rata stock dividend or stock split); and

(c) the 20% shareholder has not acquired any additional shares of Susquehanna’s outstanding common stock or securities convertible into or exchangeable for common stock, except as a part of the transaction which resulted in the 20% shareholder acquiring its 20% interest;

(5) prior to the consummation of the subject business combination, the 20% shareholder has not (a) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by Susquehanna, or (b) made any major change in Susquehanna’s business or equity capital structure without the unanimous approval of the whole board; and

(6) a proxy statement meeting the requirements of the Securities Exchange Act of 1934 has been mailed to all holders of voting shares for the purpose of soliciting shareholder approval of the business combination.

Any of the following which are not a business combination subject to provisions set forth above, requires the affirmative vote of the holders of at least 66  2/ 3% of the votes which all Susquehanna shareholders are entitled to cast on the matter:

(1) any merger or consolidation of Susquehanna with or into another corporation;

(2) any merger or consolidation of a subsidiary with or into another corporation if (a) the resulting, surviving or continuing corporation, as the case may be, would not be a subsidiary, or (b) the total number of common shares of Susquehanna issued or delivered in connection with such transaction, plus those initially issuable upon conversion of any other shares, securities or obligation to be issued in connection with such transaction, exceed 15% of the common shares of Susquehanna outstanding immediately prior to the date on which such transaction is consummated;

(3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Susquehanna;

(4) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of a subsidiary whose total assets exceed 20% of the total assets of Susquehanna as reflected on the most recent consolidated balance sheet of Susquehanna; or

(5) any sale of all or substantially all of the stock in a subsidiary whose total assets exceed 20% of the total assets of Susquehanna as reflected on the most recent consolidated balance sheet of Susquehanna.

Transactions involving Susquehanna or a subsidiary that are not business combinations or that are not described in (1) through (5) above, require only such shareholder approval, if any, as may be required pursuant to Pennsylvania business corporation law.

Votes Required to Approve Liquidation or Dissolution

Any plan or proposal for the liquidation or dissolution of Susquehanna, which would require or permit a distribution of any surplus remaining after paying off all debts and liabilities of Susquehanna to its shareholders in accordance with their respective rights and preferences, will require the affirmative vote of the holders of at least 66  2/3% of the votes which all Susquehanna shareholders are entitled to cast on the matter; except that the affirmative vote of the holders of at least 85% of the votes which all shareholders are entitled to cast on the matter will be required for any such plan or proposal which would permit such distribution to shareholders to be made other than in cash.

Substantial Shareholder Status Implications

Our articles of incorporation also provide that from and after the date any person becomes a “substantial holder,” as defined below, and until such time as such person ceases to be a substantial shareholder, holders of issued and outstanding voting shares of any class or series beneficially owned by such substantial shareholder, as of any record date for the determination of shareholders entitled to vote on or consent to any matter, in excess of 10% of the then issued and outstanding shares of such class or series will, subject to certain provisions set forth below and in the articles of incorporation, be entitled to cast  1/10 of one vote per share for each such share in excess of 10% of the then issued and outstanding shares of such class or series.

Notwithstanding the foregoing, in the event a substantial shareholder, or an affiliate thereof, or any other person deemed to be the beneficial owner of voting shares also beneficially owned by such substantial shareholder, consummates a tender offer, holders of all voting shares beneficially owned by the substantial shareholder will be entitled to cast one vote per share (or such greater or lesser number of votes per share as provided for each share of such class of stock under our articles of incorporation) on each matter voted on or consented to by the shareholders of Susquehanna. The number of votes that may be cast by any record owner by virtue of the provisions in respect of voting shares of any class or series beneficially owned by a substantial shareholder will be a number equal to the total number of votes that a single record owner of all voting shares of such class or series beneficially owned by such substantial shareholder would be entitled to cast, multiplied by a fraction:

•	the numerator of which is the number of shares of such class or series beneficially owned by the substantial shareholder and owned of record by the record owner; and

•	the denominator of which is the total number of shares of such class or series beneficially owned by the substantial shareholder.

A substantial shareholder will not be permitted to cast, by virtue of his or her beneficial or record ownership of voting shares of any class or series beneficially owned by the substantial shareholder, in excess of 35% of the total number of votes that the holders of all then outstanding voting shares of such class or series would be entitled to cast until such time as the substantial shareholder consummates a tender offer, the requirements of which are set forth in our articles of incorporation.

The term “substantial shareholder,” under Susquehanna’s articles of incorporation means any person, other than Susquehanna or any subsidiary, who or which is the beneficial owner, directly or indirectly, of more than 10% of the outstanding voting shares (determined solely on the basis of the total number of voting shares so beneficially owned and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares) in relation to the total number of voting shares issued and outstanding. A person will not be deemed to be a substantial shareholder for any purposes hereof, if such person (or an affiliate thereof or any other person deemed to be the beneficial owner of voting shares also beneficially owned by such person), prior to the time such person becomes the beneficial owner, directly or indirectly, of more than 10% of the outstanding voting shares, commences and consummates a tender offer for any and all shares of common stock, the terms of which will be approved and recommended to shareholders, as in the best interests of Susquehanna and its shareholders, by two-thirds of the members of the whole board (but only if at least a majority of the members of the board of directors acting upon such matter will be continuing directors).

Pennsylvania Anti-Takeover Provisions

Under Pennsylvania business corporation law, certain anti-takeover provisions apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders, and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections. Susquehanna has not opted out of any of these anti-takeover provisions. A general summary of these applicable anti-takeover provisions is set forth below.

Control Share Acquisitions

Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to at least 20%, 33  1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of an absolute majority of all voting power must be obtained. All voting shares are entitled to participate in this vote. Second, the approval of an absolute majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (i) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (ii) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons

Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation, or (ii) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

Business Combination Transactions with Interested Shareholders

Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors becomes an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•

the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•

the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (i) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (ii) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction

Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

Limitations on Liability and Indemnification Matters

Our Amended and Restated By-laws provide indemnification to our directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our Amended and Restated By-laws also permit us to pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. We have also entered into employment agreements with certain principal officers which also provide for indemnification for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Susquehanna maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Susquehanna for indemnification payments made to its directors and officers for certain liabilities.

Transfer Agent and Registrar

American Stock Transfer & Trust Company serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing

Our common stock trades on the Nasdaq Global Select Market under the trading symbol “SUSQ.”

SELLING SECURITY HOLDERS

The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us or any selling security holders to purchasers; or

•	through remarketing firms.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of Susquehanna, who may also be third-party sellers of securities as described above.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any selling security holders, underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable “best efforts” basis for the period of its appointment.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we or selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act of 1933.

Offers to purchase the offered securities may be solicited directly by us or selling security holders, and the sale thereof may be made by us or selling security holders directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

We or selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements with us or selling security holders and its compensation will be described in the applicable prospectus supplement.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Additionally, because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

The financial statements and Management’s Report on Internal Control over Financial Reporting of Susquehanna Bancshares, Inc. incorporated in this prospectus by reference to Susquehanna’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Community Banks, Inc. for the year ended December 31, 2006, incorporated by reference in this prospectus to Susquehanna’s Current Report on Form 8-K filed November 6, 2007, have been so incorporated in reliance on the report of Beard Miller Company LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee		$(1)
Trustee fees		(2)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous		(2)

TOTAL	$

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).
(2)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania BCL, provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of Susquehanna’s Amended and Restated By-laws provides indemnification of directors, officer and other agents of Susquehanna and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, Susquehanna has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Article XIV of Susquehanna’s By-laws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Susquehanna’s directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in the By-laws, which mirrors Sections 1741 and 1742 of the BCL.

As authorized by Section 1747 of the BCL and Article XIV of the By-laws, Susquehanna maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Susquehanna for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Susquehanna.

With respect to possible indemnification of directors, officers and controlling persons of Susquehanna for liabilities arising under the Securities Act of 1933, as amended, pursuant to such provisions, Susquehanna is aware that the SEC has publicly taken the position that such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit	Description
4.1	Form of Indenture between the registrant and The Bank Of New York Mellon Trust Company, N.A., as Trustee, relating to the Senior Debt (including the form of Senior Debt Security).

4.2	Form of Indenture between the registrant and The Bank Of New York Mellon Trust Company, N.A., as Trustee, relating to the Subordinated Debt (including the form of Subordinated Debt Security).

5.1	Opinion of Morgan, Lewis & Bockius LLP re: legality of the Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, and Debt Securities of Susquehanna Bancshares, Inc.

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Beard Miller Company LLP

23.3	Consent of Morgan, Lewis & Bockius LLP (See Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank Of New York Mellon, as Trustee under the Indenture relating to the Senior Debt Securities.

25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank Of New York Mellon, as Trustee under the Indenture relating to the Subordinated Debt Securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Susquehanna Bancshares, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Susquehanna Bancshares, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lititz, Commonwealth of Pennsylvania, on January 12, 2009.

SUSQUEHANNA BANCSHARES, INC.

/s/ William J. Reuter
William J. Reuter
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person in so signing also makes, constitutes and appoints William J. Reuter, Chairman and Chief Executive Officer of Susquehanna, and Drew K. Hostetter, Executive Vice President, Treasurer and Chief Financial Officer of Susquehanna, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William J. Reuter	Chief Executive Officer (principal	January 12, 2009
William J. Reuter	executive officer) and Director

/s/ Drew K. Hostetter	Executive Vice President, Treasurer	January 12, 2009
Drew K. Hostetter	and Chief Financial Officer (principal financial and accounting officer)

/s/ Eddie L. Dunklebarger	President and Director	January 12, 2009
Eddie L. Dunklebarger

Director
Anthony J. Agnone, Sr.

/s/ Wayne E. Alter, Jr.	Director	January 12, 2009
Wayne E. Alter, Jr.

Signature	Title	Date

/s/ Peter DeSoto	Director	January 12, 2009
Peter DeSoto

/s/ Bruce A. Hepburn	Director	January 12, 2009
Bruce A. Hepburn

/s/ Donald L. Hoffman	Director	January 12, 2009
Donald L. Hoffman

/s/ Guy W. Miller, Jr.	Director	January 12, 2009
Guy W. Miller, Jr.

/s/ Michael A. Morello	Director	January 12, 2009
Michael A. Morello

/s/ Scott J. Newkam	Director	January 12, 2009
Scott J. Newkam

/s/ E. Susan Piersol	Director	January 12, 2009
E. Susan Piersol

/s/ M. Zev Rose	Director	January 12, 2009
M. Zev Rose

/s/ Christine Sears	Director	January 12, 2009
Christine Sears

/s/ James A. Ulsh	Director	January 12, 2009
James A. Ulsh

Signature	Title	Date

/s/ Dale M. Weaver	Director	January 12, 2009
Dale M. Weaver

/s/ Roger V. Wiest	Director	January 12, 2009
Roger V. Wiest

/s/ William B. Zimmerman	Director	January 12, 2009
William B. Zimmerman